Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of Motricity, Inc. of our report dated March 5, 2010 relating to the financial statements and financial statement schedule of Motricity, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Amendment No. 3 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

April 24, 2010